UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2007

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-18590 84-1133368

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Good Times Restaurants Inc. (the "Company") previously reported on its Current Report on Form 8-K dated May 10, 2007 that the loan with Wells Fargo was a line of credit. In accordance with Instruction 2 to Item 1.01 of Form 8-K, the May 10, 2007 Current Report on Form 8-K is being amended solely to report that:

On May 7, 2007, Good Times Restaurants Inc. (the "Company"), signed a term note and credit agreement pursuant to a loan with Wells Fargo Bank National Association (the "Lender") which provides for a $1,100,000 million for a term loan. Proceeds from the loan will be used for existing debt reduction, the acquisition of a franchised restaurant and development of a new restaurant.

The promissory note carries an interest rate of the prime rate minus .5%. Payments of principal and interest are due monthly with final payment due May 1, 2015.

A copy of the credit agreement and term note were previously filed as Exhibit 10.1 and 10.2 to this Report on Form 8-K and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: May 10, 2007

By: /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer